EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES EXTENSION OF MORTGAGE LOAN SECURED BY 17 HOTELS

DALLAS – April 14, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has successfully extended its Morgan Stanley Pool mortgage loan secured by 17 hotels. The loan had an original final maturity date in November of 2024. The extension provides for an initial maturity in March of 2026 and two, one-year extension options, subject to the satisfaction of certain conditions, with a final maturity date in March of 2028. The loan has a current balance of $409.8 million and continues to bear interest at a floating rate of SOFR + 3.39%. The extension also provides added flexibility for the Company to release assets upon sale.
“We are pleased to announce the multi-year extension of this loan,” commented Stephen Zsigray, Ashford Trust’s President and Chief Executive Officer. “Together with the refinancing of 16 hotels completed in February, this extension means that now approximately 60% of our outstanding debt has final maturities in 2027 and beyond. As we refinance and extend our mortgage loans, we continue to enhance our flexibility to strategically position the portfolio moving forward.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper-upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,”

“anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: Our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business.. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

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